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                                                                      Exhibit 10

                                     KEYCORP

                       DIRECTOR DEFERRED COMPENSATION PLAN
                           (MAY 18, 2000 RESTATEMENT)


         The KeyCorp Director Deferred Compensation Plan, originally established as of January 1, 1984, is hereby amended and restated in its entirety, effective May 18, 2000.

         KeyCorp hereby establishes this Director Deferred Compensation Plan for directors of KeyCorp and its subsidiaries to provide directors with the opportunity to defer payment of their directors' fees in accordance with the provisions of this Plan.

                                    ARTICLE I
                                   DEFINITIONS

         For the purposes hereof, the following words and phrases shall have the meanings indicated.

         1. "Account" shall mean the bookkeeping account established in accordance with Article II hereof.

         2. "Beneficiary" shall mean any person designated by a Participant in accordance with the Plan to receive payment of all or a portion of the remaining balance of the Participant's Account in the event of the death of the Participant prior to receipt by the Participant of the entire amount credited to the Participant's Account.

         3. "Change of Control" shall be deemed to have occurred if under any rabbi trust arrangement maintained by the Corporation, the Corporation is required under the terms of such arrangement to fund such rabbi trust to secure the payment of any Participant's Plan benefits payable hereunder because a "Change of Control" as defined in such rabbi trust has occurred.

         4. "Corporation" shall mean KeyCorp, a bank holding company and its corporate successors, including the surviving corporation resulting from any merger of KeyCorp with any other corporation or corporations.

         5. "Director" shall mean (i) any member of the Board of Directors of the Corporation and (ii) any member of the Board of Directors of a Subsidiary.

         6. "Election Agreement" shall mean a written election to defer Fees signed in writing by the Director and in the form provided by the Corporation.

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         7.       "Fees" shall mean the fees earned as a Director.

         8. "Participant" shall mean any Director who has at any time elected to defer the receipt of Fees in accordance with the Plan.

         9. "Plan" shall mean this Director Deferred Compensation Plan, together with all amendments hereto.

         10. "Subsidiary" shall mean a corporation organized and existing under the laws of the United States or of any state or the District of Columbia of which more than 50% percent of the issued and outstanding stock is owned by the Corporation or by a Subsidiary of the Corporation, and which has been designated by the Board of Directors or Chief Executive Officer of the Corporation as a Subsidiary eligible to participate in the Plan.

         11.      "Year" shall mean the calendar year.

                                   ARTICLE II
                                ELECTION TO DEFER

         1. ELIGIBILITY. Any Director may elect to defer receipt of all or a specified portion of his or her Fees for any Year in accordance with Section 2 of this Article.

         2. ELECTION TO DEFER. A Director who desires to defer the payment of all or a portion of his or her Fees for any Year must complete and deliver an Election Agreement to the Corporation no later than the last day of the Year prior to the Year for which the Fees would otherwise be paid; provided, however, that any Director hereafter elected to the Board of Directors of the Corporation or a Subsidiary who was not a Director on the preceding December 31 may make an election to defer payment of Fees for the Year in which he or she is elected to the Board of Directors by delivering the Election Agreement to the Corporation within 30 days of such election. A Director who timely delivers the Election Agreement to the Corporation shall be a Participant. A Participant's Election Agreement shall continue to be effective from Year to Year until terminated or modified by written notice to the Corporation. A revocation or modification must be delivered prior to the beginning of the Year for which it is to be effective.

         3. AMOUNT DEFERRED; DATE OF DEFERRAL. A Participant shall designate on the Election Agreement (a) the amount of his or her Fees that are to be deferred, (b) the date to which the Participant's Fees shall be deferred, (c) whether the distribution of deferred fees is to be paid in its entirety or whether all or a portion of such fees shall be paid in installments, (d) if in installments, the number of quarterly installments, and (e) if in installments, whether installments or payment in full shall be made upon his or her death. Deferral shall be until the earlier to occur of (i) the date specified by the Participant which may be not later than the date on which the

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Participant would attain age 72, or (ii) the date of death of the Participant, at which time payment of the amount deferred shall be made in accordance with
Section 7 or 10 of this Article. A Participant may select not more than one date upon which full distribution shall be made or when installments shall begin; distribution dates shall be the first business day of a calendar quarter.

         4. ACCOUNT. The Corporation shall maintain an Account of the Fees deferred by each Participant. A Participant shall designate on the Election Agreement whether to have the Account valued on the basis of KeyCorp Common Shares in accordance with Section 5 of this Article or receive interest in accordance with Section 6 of this Article. The Corporation may, if necessary or desirable, establish separate Accounts for a Participant to properly account for amounts deferred under the different alternatives and years; all such Accounts are collectively referred to herein as the Account. The Account based on KeyCorp Common Shares shall be known as the "Common Shares Account", and the interest bearing account shall be known as the "Interest Bearing Account"; a Participant may defer a portion of his or her Fees into each type of Account.

         5. COMMON SHARES ACCOUNT. If a Participant elects to have all or a portion of his or her Fees deferred into the Common Shares Account, as of the last business day of any quarter, there shall be added to such Account the number of Common Shares (whole and fractional, rounded to the nearest one-hundredth of a share) equal to the dollar amount of such Fees payable for such calendar quarter plus all dividends payable during such quarter on the Common Shares held in the Account on the first day of such quarter divided by the market value of the Common Shares at the close of business on the last business day of such quarter.

         6. INTEREST BEARING ACCOUNT. Effective January 1, 1995, if a Participant elects to have all or a portion of his or her Fees deferred into the Interest Bearing Account, there shall be added to the Account as of the last business day of each calendar quarter the dollar amount of such Fees payable for such calendar quarter plus all interest payable on such Interest Bearing Account for such quarter as follows: A Participant's account will receive interest on the average daily balance in the Interest Bearing Account during each month at a rate equal to 50 basis points higher than the effective annual yield of the average of the Moody's Average Corporate Bond Yield Index for the preceding month, as published by Moody's Investor Service, Inc. (or any successor publisher thereto), or, if such index is no longer published, a substantially similar index selected by the Board.

         7. PAYMENT OF ACCOUNT; PERIOD OF DEFERRAL. The amount of a Participant's Account shall be paid to the Participant in a single payment and/or in a number of substantially equal consecutive quarterly installments (not to exceed 40), as elected by the Participant in his or her Election Agreement. Distributions from the Interest Bearing Account shall be in cash. Distributions from the Common Shares Account made or commenced prior to January 1, 1999 shall be in cash and thereafter distributions from the Common Shares Account shall be in Common Shares; provided however, that in the event that the Corporation shall enter into a transaction intended to qualify as a pooling of interests for accounting purposes prior to

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January 1, 1999, all distributions from the Common Shares Account at any time shall be in cash. The amount of the Account remaining after payment of an installment shall continue to be valued in accordance with Section 5 of this Article or bear interest in accordance with Section 6 of this Article. Full payment or the first quarterly installment, as the case may be, shall be made as soon as reasonably possible after (i) the date specified in Section 3 of this Article, or (ii) the date of the Participant's death.

         Any installment payment shall be made pro rata from the Common Shares Account and the Interest Bearing Account. The election as to the time for and method of payment of the amount of the Account relating to Fees deferred for a particular Year shall be made on the Election Agreement(s) and may not thereafter be altered except as provided in Section l0 or Section 13 of this Article.

         In the event that a Participant elects to receive installment payments under this Section 7,

         (a) The amount of the distribution from the Common Shares Account shall be valued based on the fair market value of the Common Shares on the last business day of the calendar quarter immediately prior to the distribution date;

         (b) The amount of the distribution from the Interest Bearing Account shall be valued based on the value of such Account on the last business day of the calendar quarter immediately prior to such distribution date;

         (c) The amount of each installment shall be determined by dividing the value of the Common Shares Account, the Interest Bearing Account, or both, as the case may be, by the number of installments remaining to be paid to the Participant.

         8. SMALL PAYMENTS. Notwithstanding the foregoing, if the quarterly installment payments elected by a Participant hereunder would result in a quarterly payment of less than $500 in cash or Common Shares, as the case may be, the Corporation shall have the right in its sole discretion to pay the entire amount of the Account to the Participant on the day the installment payments were to begin.

         9. DEATH OF PARTICIPANT. In the event of the death of a Participant, the amount of the Participant's Account shall be paid to the Beneficiary or Beneficiaries designated in writing signed by the Participant in the form provided by the Corporation; in the event there is more than one Beneficiary, such form shall include the proportion to be paid to each Beneficiary and indicate the disposition of such share if a Beneficiary does not survive the Participant; in the absence of any such designation, payment from the Account shall be divided equally among all other Beneficiaries. A Participant's Beneficiary designation may be changed at any time prior to the Participant's death by execution and delivery of a new Beneficiary designation form. The form on file with the Corporation at the time of the Participant's death which bears the latest date

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shall govern. In the absence of a Beneficiary designation or the failure of any
Beneficiary to survive the Participant, the amount of the Participant's Account shall be paid to the Participant's estate in its entirety ninety days after the appointment of an executor or administrator. In the event of the death of any Beneficiary after the death of a Participant, the remaining amount of the Account payable to such Beneficiary shall be paid in its entirety to the estate of such Beneficiary ninety days after the appointment of an executor or administrator for such estate.

         10.      ACCELERATION.

                  (a) Notwithstanding any other provision of the Plan to the contrary, upon the occurrence of a Change of Control, a Participant shall be entitled to receive from the Corporation the payment of his or her Account in the manner selected as follows: Not later than the later of December 31, 1998, or 30 days after the date a person first becomes a Participant, a Participant shall be entitled to make an election which will be applicable in the event of a Change of Control (the "Change of Control Election"). The Change of Control Election will provide the following payment alternatives to a Participant in the event of a Change of Control:

                           (i) upon the occurrence of a Change of Control, the entire amount of the Participant's Account will be immediately paid in full, regardless of whether the Participant continues as a Director after the Change of Control;
                           (ii) upon and after the occurrence of a Change of Control, the entire amount of the Participant's Account will be immediately paid in full, but only if either the Participant is not a Director as of immediately after the Change of Control or the Participant ceases to be a Director within two years after the Change of Control; or
                           (iii) upon the occurrence of a Change of Control, the payment elections specified in the Election Agreement shall govern irrespective of the Change of Control.
                           A Change of Control Election once made may thereafter be amended by a subsequent Change of Control Election, but such subsequent Change of Control Election shall only become effective if no Change of Control occurs within one year after making such subsequent Change of Control Election.

                  (b) The Corporation may, in its sole discretion, accelerate the making of payment of the amount of a Participant's Account to a Participant in the event of an "unforeseeable emergency" of the Participant; "unforeseeable emergency" is defined as an unanticipated emergency that is caused by an

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                           event beyond the control of the Participant that
                           would result in severe financial hardship to the individual if such withdrawal were not permitted; provided, however, that the amount of the withdrawal under this subsection is limited to the amount necessary to meet such emergency.

                  (c) The Corporation may, in its sole discretion, accelerate the making of payment of all or any portion of the amount of a Participant's Account to a Participant upon the written request of a Participant, provided that the Corporation determines that such withdrawal would not be adverse to the best interests of the Corporation and further provided that the Participant shall forfeit an amount equal to 10% of the amount requested and that the Participant shall be disqualified from deferring Fees during the remainder of the calendar year in which the payment is made and the next succeeding year thereafter.

         11. CHANGE OF CONTROL. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, no amendment or modification of this Plan may be made at any time on or after such Change of Control (1) to reduce or modify a Participant's Pre-Change of Control Account Balance, (2) to reduce or modify the Interest Bearing Account's rate of earnings on or method of crediting such earnings to a Participant's Pre-Change of Control Account Balance, (3) to reduce or modify the Common Shares Account's method of calculating all earnings, gains, and/or losses on a Participant's Pre-Change of Control Account Balance, or (4) to reduce or modify the Participant's deferrals to be credited to a Participant's Plan Account for the applicable deferral period. For purposes of this Section 11, the term "Pre-Change of Control Account Balance" shall mean, with regard to any Plan Participant, the aggregate amount of such Participant's prior deferrals with all earnings, gains, and losses thereon which are credited to the Participant's Plan Account through the close of the calendar year in which such Change of Control occurs.

         12. INTEREST BEARING ACCOUNT AFTER CHANGE OF CONTROL. In accordance with the provisions of Section 6 hereof, in the event that Moody's Average Corporate Bond Yield Index ceases to be published on or after a Change of Control, the Corporation shall reasonably select a substantially similar index to be used in crediting earnings on Participants' Pre-Change of Control Account Balances held in the Plan's Interest Bearing Account.

         13. COMMON STOCK CONVERSION. In the event of a Change of Control in which the Common Shares of the Corporation are converted into or exchanged for securities, cash and/or other property as a result of any capital reorganization or reclassification of the capital stock of the Corporation, or as a result of the consolidation or merger of the Corporation with or into another corporation or entity, or the sale of all or substantially all of its assets to another corporation or entity, the Corporation shall cause the Common Shares Account to reflect the securities, cash and other property to be received in such reorganization, reclassification, consolidation, merger or sale on the balance in the Common Shares Account and, from and after

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such reorganization, reclassification, consolidation, merger or sale, the Common
Shares Account shall reflect all dividends, interest, earnings and losses attributable to such securities, cash, and other property (with any cash earning interest at the rate applicable to the Interest Bearing Account).

         14. AMENDMENT IN THE EVENT OF A CHANGE OF CONTROL. On or after a Change of Control, the provisions of Article I and Article II may not be amended or modified as such provisions apply to Participants' Pre-Change of Control Account Balances.

         15. STATEMENT. Each Participant shall receive a statement of his or her Account not less than annually.

         16. VALUATION OF THE ACCOUNT. Each Account shall be valued as of the last day of each calendar quarter until payment of a Participant's Fees in full.

         If a Participant has elected to have his or her Fees deferred into the Common Shares Account, the Corporation shall ascertain the number of shares in the Account (whole and fractional, rounded to the nearest one-hundredth of a share) after taking into account additions to the Account under this Article and distributions from the Account under this Article, based on the fair market value of the Common Shares on the last business day of such calendar quarter. Automatically and without further action by the Corporation, in the event of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination, exchange of shares, or a similar corporate change, appropriate adjustments in the number and kind of shares held in a Participant's Account shall be made by the Corporation to reflect such change.

         If a Participant has elected to have his or her Fees deferred into the Interest Bearing Account, the Corporation shall ascertain the value of such Interest Bearing Account by adding to the value of the Account at the beginning of such calendar quarter the dollar amount of the Fees deferred into the Account for such quarter, plus the value of any interest paid on the Account in accordance with this Article, less any distributions made from the Account in accordance with this Article.

                                   ARTICLE III
                                 ADMINISTRATION

         The Corporation shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Corporation shall have all such powers as may be necessary to carry out its duties under the Plan, including the power to determine all questions relating to eligibility for and the amount in an Account, all questions pertaining to claims for benefits and procedures for claim review, and the power to resolve all other questions arising under the Plan, including any questions of construction. The Corporation may take such further action as the Corporation shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Corporation hereunder shall be final and binding upon all interested parties.

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                                   ARTICLE IV
                            AMENDMENT AND TERMINATION

         The Corporation reserves the right to amend or terminate the Plan at any time by action of its Board of Directors, the Compensation and Organization Committee or any other duly authorized Committee of the Board of Directors; provided, however, that no such action shall adversely affect any Participant or Beneficiary with respect to the amount credited to a Deferred Compensation Account and further provided that any such action shall be subject to the limitations set forth in Article II, Sections 11 and 14, hereof.

                                    ARTICLE V
                                   PRIOR PLANS

         The Plan incorporates the merger of the KeyCorp Deferred Compensation Plan for Directors (the "Old KeyCorp Plan"), the Deferred Compensation Plan for Board of Directors of Trustcorp, Inc. (Revised November, l986) (the "Trustcorp Plan"), the Centran Corporation Deferred Director Compensation Plan (the "Centran Plan"), and the Society Bank, Michigan Directors' Deferred Compensation Plan ("Michigan Plan") in their entirety and all accounts existing under such Trustcorp Plan and Centran Plan on September 30, l990, under such Michigan Plan on June 30, 1993, and under such Old KeyCorp Plan on June 30, 1994, shall become Accounts (or, if a Participant has accounts under the Plan and any of such Plans, shall be merged into the Account under the Plan) fully subject to all terms and conditions hereof. All accounts under the Trustcorp Plan and the Centran Plan will be valued as of September 30, l990, all accounts under the Michigan Plan will be valued as of June 30, 1993, and all accounts under such Old KeyCorp Plan will be valued as of June 30, 1994 and this will constitute the initial balance of the Account under this Plan. Participants in the Trustcorp Plan, the Centran Plan, the Michigan Plan, or Old KeyCorp Plan will be given the opportunity to indicate the type of election and the type of account(s) into which their Trustcorp Plan, Centran Plan, Michigan Plan, or Old KeyCorp Plan account will be converted. In the absence of any such designation, such Participants in the Trustcorp Plan, the Centran Plan, the Michigan Plan or the Old KeyCorp Plan shall be deemed to have elected the Interest Bearing Account and the payout method and payment year indicated on their Trustcorp Plan, Centran Plan, Michigan Plan and Old KeyCorp Plan elections, unless they have an Account under this Plan, in which case the Trustcorp Plan, the Centran Plan, the Michigan Plan or Old KeyCorp Plan account will merge into such Account and be subject to the distribution elections made with regard to such Account.

                                   ARTICLE VI
                                  MISCELLANEOUS

         1. NONALIENATION OF DEFERRED COMPENSATION ACCOUNT. No Participant or Beneficiary shall encumber or dispose of the right to receive any payment of the amount of an Account hereunder without the written consent of the Corporation. If a Participant or Beneficiary without the written consent of the Corporation attempts to assign, transfer, alienate, or encumber the right

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to receive the amount of a Deferred Compensation Account hereunder or permits the same to be subject to alienation, garnishment, attachment, execution, or levy of any kind, then the Corporation, in its discretion, may hold or pay such amount or any part thereof to or for the benefit of such Participant or Beneficiary, the Participant's or Beneficiary's spouse, children, blood relatives, or other dependents, or any of them, in such manner and in such proportions as the Corporation may consider proper. Any such application of the amount of an Account may be made without the intervention of a guardian. The receipt by the payee(s) of such payment(s) shall constitute a complete acquittance to the Corporation with respect thereto, and neither the Corporation, nor any Subsidiary, nor any officer, member, employee, or agent thereof, shall have any responsibility for the proper application thereof.

         2. PLAN NONCONTRACTUAL. Nothing herein contained shall be construed as a commitment to or agreement with any Director of the Corporation or a Subsidiary to continue such person's directorship with the Corporation or Subsidiary, and nothing herein contained shall be construed as a commitment or agreement on the part of the Corporation or any Subsidiary to continue the directorship or the rate of director compensation of any such person for any period. All Directors shall remain subject to removal to the same extent as if the Plan had never been put into effect.

         3. INTEREST OF DIRECTOR. The obligation of the Corporation under the Plan to make payment of amounts reflected on an Account merely constitutes the unsecured promise of only the Corporation to make payments from its general assets as provided herein. Further, no Participant or Beneficiary shall have any claim whatsoever against any Subsidiary for amounts reflected on an Account. At its discretion, the Corporation may establish one or more trusts, with such trustees as the Corporation may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust may be irrevocable, in the event of insolvency or bankruptcy of the Corporation, such assets will be subject to the claims of the Corporation's general creditors. To the extent any benefits provided under the Plan are paid from any such trust, the Corporation shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of the Corporation.

         4. CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable rights against the Corporation or any Subsidiary, or the officers, employees, or directors of the Corporation or any Subsidiary, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

         5. DELEGATION OF AUTHORITY. Any action to be taken by the Corporation's Board of Directors under this Plan may be taken by such Board's Compensation and Organization Committee, Executive Committee or any other duly authorized Committee of the Board of Directors.

         6. SEVERABILITY. The invalidity and unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provisions were omitted herefrom.

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         7. GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

         EXECUTED at Cleveland, Ohio as of the 18th day of May 2000.


                             KEYCORP



                             By: ____________________________________________
                                 Thomas E. Helfrich, Executive Vice President